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                          CONSENT OF LYLE H. COOPER
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                                LYLE H. COOPER
                         Certified Public Accountant
                          9051 Executive Park Drive
                                  Suite 103
                          Knoxville, Tennessee 37923

Telephone: (423)691-8132                             Telecopier: (423)691-8209



                        INDEPENDENT AUDITOR'S CONSENT

As independent certified public accountant, I hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of my report dated October 12, 1996, except to Note 13, as to which date is March 21, 1997, included in Workforce Systems Corp. Annual Report on Form 10-KSB for the year ended June 30, 1996, and to all references to this accounting firm included in the Registration Statement.



Lyle H. Cooper
Knoxville, Tennessee
June 3, 1997